SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                       -------------------

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of report (Date of earliest event reported): October 5, 1999

                         Saratoga Bancorp
      (Exact name of registrant as specified in its charter)

                            California
          (State or other jurisdiction of incorporation)

                2-77519-LA              94-2817587
             (Commission File Number) (IRS Employer Identification No.)


                    12000 Saratoga-Sunnyvale Road, Saratoga, CA  95070
               (Address of principal executive office and ZIP code)

          Registrant's telephone number, including area code: (408) 973-1111

                                              None
           (Former name or former address, if changed since last report)









                    Exhibit Index at page 4

                        PAGE 1 OF 5 PAGES

Item 5   Other Events

     On October 5, 1999, Registrant issued a press release detailing financial results for the three and nine months ended September 30, 1999.
     See attached Press Release filed as Exhibit 21.

Item 7   Financial Statements and Exhibits

     (a)  Not applicable

     (b)  Not applicable

           (c)      Exhibits

          (21) Press Release issued on 10/5/99 describing financial results.




























                       PAGE 2 OF 5 PAGES

                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     SARATOGA BANCORP
                                      (Registrant)


                                   //MARY PAGE ROURKE
                               By: ____________________________
                                          Mary Page Rourke
                                          Treasurer (Principal
                                          Financial and
                                          Accounting Officer)



Date:     October 18, 1999





















                  PAGE 3 OF 5 PAGES
                     INDEX TO EXHIBITS

                                             Sequentially
                                               Numbered
Number                   Exhibits                Page

 21       Press Release dated October 5, 1999                 5














































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October 5, 1999

FOR IMMEDIATE RELEASE
     Saratoga Bancorp(OTC BB:SRTB), parent company for Saratoga National Bank, reports increased earnings for the three and nine months ended September 30, 1999

SARATOGA, CA - October 5, 1999 - Saratoga Bancorp reports net earnings of $486,000 ($0.31 basic earnings per share, $0.27 diluted earnings per share) for the three month period ended September 30, an increase of 3 percent from $472,000 ($0.29 basic earnings per share , $0.26 diluted earnings per share) for the same period in 1998. Net income for the nine month period ending September 30, 1999 was $1,434,000 ($0.90 basic earnings per share, $0.80 diluted earnings per share), up 8 percent from $1,322,000 ($0.80 basic earnings per share, $0.72 diluted earnings per share), as compared to 1998. 1999 income reflects approximately $134,000 in merger-related expense.

Assets at September 30, 1999 were $151,698,000, a 8 percent increase compared to $139,864,000 at September 30, 1998.

Deposits at September 30, 1999 were $112,385,000, a 12 percent increase compared to $100,418,000 in 1998.

Net loans outstanding at September 30, 1999 were $65,905,000, a decrease of 1 percent from $66,258,000 for the same period in 1998.

Saratoga Bancorp, parent company for Saratoga National Bank, is pleased to announce that its financial performance year-to-date in 1999 has provided the Company with the ability to return a portion of the profits to its shareholders. Saratoga Bancorp announced a $0.10 per share cash dividend effective for shareholders of record as October 22, 1999. The dividend will be paid on November 5, 1999.

On August 27, 1999, Saratoga Bancorp (OTC BB: SRTB) and SJNB Financial Corp. (NASDAQ: SJNB) jointly announced the signing of a definitive Merger Agreement under which SJNB will acquire the outstanding shares of common stock of Saratoga Bancorp pursuant to an exchange of SJNB Common Stock for all common stock of Saratoga. The merger between Saratoga Bancorp and San Jose-based SJNB will result in the formation of a financial institution with approximately $552 million in assets, $440 million in deposits and $49 million in shareholders' equity based on each company's financial positions as of June 30, 1999. The combined shareholder base is estimated to number approximately 2,000. The combined institution will continue to operate offices in Saratoga, Los Gatos
and San Jose.   For more information about the Bank, please visit our web site at www.saratoganb.com.

     UNAUDITED
                                                #####







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